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                                                                    EXHIBIT 23.2

                   [HEARD MCELROY & VESTAL LLP LETTERHEAD]



                  Consent of Independent Public Accountants


        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 13, 1998, except for Note 14, as to which the date is March 20, 1998, in the Registration Statement on Amendment No. 1 to Form S-1 and related Prospectus of 3CI Complete Compliance Corporation for the registration of 1,518,434 shares of its Common Stock.

/s/ HEARD MCELROY & VESTAL, LLP

Shreveport, Louisiana
May 5, 1998